UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
Apache Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 5.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
     On January 23, 2007, Apache Corporation (“Apache”) entered into a Terms Agreement (and together with the Underwriting Agreement Basic Terms incorporated therein, the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc. (the “Underwriters”), for the purchase and sale of (i) $500,000,000 aggregate principal amount of 5.625% notes due 2017 (the “2017 Notes”) and (ii) $1,000,000,000 aggregate principal amount of 6.000% notes due 2037 (the “2037 Notes” and collectively with the 2017 Notes, the “Notes”).
     The Underwriting Agreement contains customary representations, warranties and agreements by Apache, and customary conditions to closing, indemnification obligations of Apache and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Notes
     On January 26, 2007, Apache completed a public offering (the “Offering”) of the Notes. Apache registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-105536), as amended and declared effective by the Commission on January 30, 2004. The net proceeds from the Offering of approximately $1.481 billion, after deducting underwriting discounts and commissions and expenses but before offering expenses, were used to repay a portion of our outstanding commercial paper, which was incurred to finance in part acquisitions made by us in 2006, as described in our quarterly report on Form 10-Q for the quarter ended September 30, 2006, and for general corporate purposes. This repayment will reduce the principal amount of our outstanding commercial paper to approximately $220 million. As of January 19, 2007, we had approximately $1.7 billion in principal amount of commercial paper bearing interest at an average weighted rate of 5.37 percent per annum.
     The terms of the Notes are governed by the Indenture, dated as of February 15, 1996, between Apache and The Bank of New York Trust Company, N.A. (as successor-in-interest to JP Morgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, as supplemented by the First Supplemental Indenture dated November 5, 1996.
     The forms of the 2017 Notes and the 2037 Notes are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Relationships
     The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
Item 8.01 Other Events.
     Apache’s press release relating to the Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 1.1	Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), dated January 23, 2007, by and among Apache Corporation, Banc of America Securities LLC and J.P. Morgan Securities Inc.

Exhibit 4.1	Form of 5.625% Notes due 2017.

Exhibit 4.2	Form of 6.000% Notes due 2037.

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

Exhibit 99.1	Press Release of Apache Corporation dated January 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: January 26, 2007	/s/ Matthew W. Dundrea

Matthew W. Dundrea
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), dated January 23, 2007, by and among Apache Corporation, Banc of America Securities LLC and J.P. Morgan Securities Inc.

Exhibit 4.1	Form of 5.625% Notes due 2017.

Exhibit 4.2	Form of 6.000% Notes due 2037.

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

Exhibit 99.1	Press Release of Apache Corporation dated January 23, 2007.